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                                                                  EXHIBIT (a)(v)

                            OLD WESTBURY FUNDS, INC.

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

         Old Westbury Funds, Inc., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Charter of the Corporation is hereby amended by redesignating issued and unissued shares of Common Stock of Old Westbury Core Equities Fund as Common Stock of Old Westbury Large Cap Equity Fund.

         SECOND: The foregoing amendments have been effected in the manner and by the vote required by the Corporation's charter and the laws of the State of Maryland. The amendments were approved by a majority of the Board of Directors of the Corporation, and at the time of approval by the Board of Directors there were no shares of stock of the Corporation entitled to vote on the matter either outstanding or subscribed for.

         THIRD: Except as amended hereby, the Corporation's charter shall remain in full force and effect.

         FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

         The President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters set forth in these Articles of Amendment with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

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         IN WITNESS WHEREOF, OLD WESTBURY FUNDS, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President, a duly authorized officer of the Corporation, and attested by its Secretary, effective the 31st day of December, 2003.

                                       OLD WESTBURY FUNDS, INC.

                                       /s/ Walter B. Grimm

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                                       Walter B. Grimm
                                       President

ATTEST:

/s/ Curtis W. Barnes

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Curtis W. Barnes
Secretary

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